      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2001

                                                      REGISTRATION NO. 333-60796
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           ORION POWER HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             4911                            52-2087649
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------
                       7 EAST REDWOOD STREET, 10TH FLOOR
                           BALTIMORE, MARYLAND 21202
                                 (410) 230-3500
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               W. THADDEUS MILLER
                EXECUTIVE VICE PRESIDENT AND CHIEF LEGAL OFFICER
                           ORION POWER HOLDINGS, INC.
                       7 EAST REDWOOD STREET, 10TH FLOOR
                           BALTIMORE, MARYLAND 21202
                                 (410) 230-3500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

              MARTIN H. NEIDELL, ESQ                              KIRK A. DAVENPORT, ESQ.
           STROOCK & STROOCK & LAVAN LLP                             LATHAM & WATKINS
                  180 MAIDEN LANE                                    885 THIRD AVENUE
             NEW YORK, NEW YORK 10038                            NEW YORK, NEW YORK 10022
                  (212) 806-5400                                      (212) 906-1200

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
-----------

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-----------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-----------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
-----------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
-----------
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


     This Amendment No. 2 to the Registration Statement is being filed for the purpose of filing certain exhibits to the Registration Statement and providing the information relating to expenses in Part II, Item 13 of the Registration Statement.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the expenses set forth below will be borne by Orion Power Holdings, Inc.


SEC registration fee........................................    $  164,991
NASD filing fee.............................................        30,500
NYSE filing fee.............................................       100,000
Trustee fees and expenses...................................        10,000
Printing and engraving costs................................       370,000
Accounting fees and expenses................................       120,000
Legal fees and expenses.....................................       169,509
Rating agency fees..........................................        10,000
Blue sky fees and expenses..................................        15,000
Transfer agent and registrar fees...........................        10,000
Miscellaneous...............................................            --
                                                                ----------
          Total.............................................    $1,000,000
                                                                ==========


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Orion Power Holdings, Inc. is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, Section 145 states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     Orion Power's Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

     All of Orion Power's directors and officers are covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     In April and May 2000, we sold a total of $400,000,000 12% senior notes due 2010. The purchase price of these notes was paid in cash by Goldman, Sachs & Co., Banc of America Securities LLC, Deutsche Bank Securities Inc., Paribas Corporation and FleetBoston Robertson Stephens Inc. All of these notes were offered and sold to the initial purchasers in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933.

     The following is a summary of the sales since inception by Orion Power of equity securities that were not registered under the Securities Act.

                                                                 SHARES OF
INVESTOR                                DATE     AMOUNT ($)     COMMON STOCK     WARRANTS
--------                                ----     ----------     ------------     --------
Entities affiliated with The Goldman
  Sachs Group, Inc....................   3/98          6,350            635              --
                                        11/98      3,809,524        380,952          68,454(a)
                                        12/98      8,000,000        800,000         144,158(a)
                                         6/99      1,578,510        157,851          28,833(a)
                                         7/99    159,429,451     15,942,945       2,925,317(a)
                                         9/99      6,298,271        629,827         115,559(a)
                                        11/99             --             --         890,287(b)
                                         4/00    120,877,895     12,087,790       1,751,936(a)
                                         4/00     68,975,000      4,450,000         475,856(b)
Constellation Power Source, Inc. and
  affiliates..........................   3/98          3,650            365              --
                                        11/98      2,190,476        219,048              --
                                        12/98      4,600,000        460,000              --
                                         6/99        921,490         92,149              --
                                         7/99     93,070,549      9,307,055              --
                                         9/99      3,701,730        370,173              --
                                         4/00     70,512,105      7,051,210         705,900(a)
                                         4/00     31,025,000      2,001,613              --
                                         4/00     18,900,000      1,219,355              --

                                                                 SHARES OF
INVESTOR                                DATE     AMOUNT ($)     COMMON STOCK     WARRANTS
--------                                ----     ----------     ------------     --------
Mitsubishi Corporation and
  affiliates..........................  11/99     71,648,400      4,622,478              --
                                         4/00     48,351,600      3,119,458              --
Tokyo Electric Power Company
  International B.V...................  11/99     47,765,600      3,081,652              --
                                         4/00     32,234,400      2,079,638              --

Frederic V. Salerno...................   6/00     10,000,600        645,200              --

Jack A. Fusco.........................  12/98         11,810          1,181              --
                                         7/99        188,190         18,819              --

Scott B. Helm.........................  12/98         23,619          2,362              --
                                         7/99        376,381         37,638              --

W. Thaddeus Miller....................   7/99        225,000         22,500              --

E. Thomas Webb........................   7/99        150,000         15,000              --

---------------
(a) Exercise price of $10.00 per share.

(b) Exercise price of $15.50 per share.

     In addition, Orion Power from time to time has issued an aggregate of 5,189,879 stock options to various people pursuant to its stock option plan.

     All the foregoing equity securities were issued in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933.

USE OF PROCEEDS FROM NOVEMBER 2000 INITIAL PUBLIC OFFERING

     In November 2000, Orion Power completed an initial public offering. The following information relates to that offering and the use of proceeds from that offering.

Effective Date of the Registration            November 13, 2000
  Statement:
Commission File Number:                       333-44118
Date the Offering Commenced:                  November 14, 2000
Names of Managing Underwriters:               Goldman, Sachs & Co.; Credit Suisse First Boston;
                                              Deutsche Banc Alex. Brown; Merrill Lynch & Co. and
                                              Morgan Stanley Dean Witter
Class of Securities Registered:               Common Stock
Amount registered:                            31,625,000 shares of Common Stock (including 4,125,000
                                              shares subject to over-allotment option).
Amount sold by Orion Power:                   24,279,032 shares of Common Stock
Amount sold by selling stockholders:          3,220,968 shares of Common Stock
Aggregate price of offering amount            $550,000,000
  registered:
Aggregate offering price of amount sold:      $455,231,850
Expenses:                                     The expenses incurred for Orion Power's account in
                                              connection with the offering are as follows:

Underwriting Discounts and Commissions:                 $34,375,000
Finders Fees:                                                    $0
Expenses Paid to or for Underwriters:                            $0
Other Expenses:                                          $2,686,000
                                                        -----------
     Total Expenses:                                    $37,061,000
                                                        ===========

     None of the expenses of the offering consisted of direct or indirect payments to (i) directors, officers, general partners or affiliates of Orion Power, (ii) persons owning 10 percent or more of any class of equity securities of Orion Power, or (iii) affiliates of Orion Power, other than approximately $16.4 million of the expenses of the offering which consisted of underwriting discounts and commissions paid to Goldman, Sachs & Co., which is an affiliate of Orion Power and an affiliate of persons owning 10 percent or more of the common stock of Orion Power. The net proceeds to Orion Power from the offering, after deducting underwriting discounts and commissions and other expenses, were approximately $443.5 million, $209 million of which was used to acquire Columbia Electric Corporation. The remaining $234.5 million is being used for development projects and for general corporate and working capital purposes and may be used for additional acquisitions. Of the $234.5 million, $100.0 million was used to fund construction of the Ceredo Generating Station, $23.5 million was used for general corporate operating expenses, and $111.0 million remained available as cash at December 31, 2000. The proceeds were invested in AAA-rated short term securities and will continue to be until the funds are appropriately deployed. None of such payments were made to directors, officers or 10% or more stockholders or to any associates or affiliates of the foregoing.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits.


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 1.1      Form of Common Stock Underwriting Agreement
 1.2      Form of Convertible Notes Underwriting Agreement
 3.1*     Certificate of Incorporation, as amended.
 3.2*     Bylaws, as amended.
 4.1*     Indenture, dated as of April 27, 2000 between Orion Power
          Holdings, Inc. and Wilmington Trust Company.
 4.2*     Amended and Restated Registration Rights Agreement, dated
          April 26, 2000, by and among Orion Power Holdings, Inc., GS
          Capital Partners II, L.P. (and certain affiliates),
          Constellation Enterprises, Inc., Constellation Operating
          Services, Inc., certain affiliates of Mitsubishi Corporation and Tokyo Electric Power Company International B.V.
 4.3*     Rights Agreement dated as of November 1, 2000 between Orion
          Power Holdings, Inc. and LaSalle Bank National Association,
          as Rights Agent.
 4.4*     Exchange and Registration Rights Agreement dated as of April
          27, 2000 by and among Orion Power Holdings, Inc. and the
          purchasers of the 12% senior notes due 2010.
 4.5      Form of Indenture, including form of convertible note.
 5.1      Opinion of Stroock & Stroock & Lavan LLP.
10.1*     Credit Agreement, dated as of July 28, 1999, by and among
          Orion Power New York, L.P., Bank of America Securities LLC,
          Paribas, and the other financial institutions who are
          signatories to the agreement.
10.2**    Amended and Restated Credit Agreement dated as of December
          15, 2000, between Orion Power MidWest, L.P., Banc of America
          Securities LLC, Goldman Sachs Credit Partners L.P., Paribas,
          Deutsche Bank Securities Inc., Bank of America, N.A.,
          Deutsche Bank AG New York Branch, and the Lenders named
          therein.
10.3*     Credit Agreement, dated as of July 27, 2000, by and among
          Orion Power Holdings, Inc., Fleet National Bank, Union Bank
          of California, N.A. and the other financial institutions who are signatories to the agreement.
10.4*     Asset Purchase Agreement, dated as of March 2, 1999, between
          Astoria Generating Company, L.P. and Consolidated Edison
          Company of New York, Inc., relating to the acquisition of
          the assets located in New York City.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.5*     Asset Purchase Agreement, dated December 2, 1998, between
          Erie Boulevard Hydropower, L.P. and Niagara Mohawk Power
          Generating Company, L.P., relating to the acquisition of the
          Hydro Assets.
10.6*     Asset Purchase Agreement, dated as of September 24, 1999
          between the Company, Duquesne Light Company, First Energy
          Corporation and the other parties named therein.
10.7*     Asset Purchase Agreement, dated as of June 23, 1998, between
          Carr Street Generating, L.P. and East Syracuse Generating
          Company, relating to the acquisition of the Carr Street
          Generating Station.
10.8*     Transition Capacity Agreement, dated as of July 1, 1999,
          between Astoria Generating Company, L.P. and Consolidated
          Edison Company of New York, Inc.
10.9*     Provider of Last Resort Agreement, dated as of September 24,
          1999, between Duquesne Light Company and Orion Power
          Holdings, Inc.
10.10*    Transition Power Purchase Agreement, dated as of February 4,
          1999, between Niagara Mohawk Power Corporation and Erie
          Boulevard Hydropower, L.P.
10.11*    Capacity Sale and Tolling Agreement, dated as of November
          19, 1998, between Carr Street Generating Station, L.P. and
          Constellation Power Source, Inc.
10.12*    Strategic Alliance Agreement, dated as of March 10, 1998,
          between Orion Power Holdings, Inc. and Constellation Power
          Source, Inc.
10.13*    Non-Competition Agreement, dated as of March 10, 1998,
          between Orion Power Holdings, Inc., Baltimore Gas and
          Electric Company and Constellation Power, Inc.
10.14*    Non-Competition Agreement, dated as of November 5, 1999,
          between Orion Power Holdings, Inc. and Mitsubishi
          Corporation.
10.15*    Non-Competition Agreement, dated as of November 5, 1999,
          between Orion Power Holdings, Inc. and Tokyo Electric Power
          Company International B.V.
10.16*    Form of Amended and Restated Employment Agreement between
          Orion Power Holdings, Inc. and Jack A. Fusco.
10.17*    Form of Amended and Restated Employment Agreement between
          Orion Power Holdings, Inc. and Scott B. Helm.
10.18*    Form of Amended and Restated Employment Agreement between
          Orion Power Holdings, Inc. and W. Thaddeus Miller.
10.19*    Form of Employment Agreement between Orion Power Holdings,
          Inc. and E. Thomas Webb.
10.20*    Third Amended and Restated Stockholders' Agreement, dated as of April 26, 2000, by and among Orion Power Holdings, Inc.,
          GS Capital Partners II, L.P. (and certain affiliates),
          Constellation Enterprises, Inc. (and certain affiliates),
          certain affiliates of Mitsubishi Corporation and Tokyo
          Electric Power Company International B.V.
10.21*    Agency Agreement, dated as of April 28, 2000, by and between
          Orion Power MidWest, L.P., Orion Power Holdings, Inc. and
          Constellation Power Source, Inc.
10.22*    Investor Rights Agreement dated as of April 5, 2000 between
          Orion Power Holdings, Inc., Frederic V. Salerno and the
          existing stockholders named therein.
10.23*    Agreement dated as of April 5, 2000 between Orion Powers
          Holdings, Inc. and Frederic V. Salerno.
10.24*    Stock Purchase Agreement dated as of April 26, 2000 between
          Orion Powers Holdings, Inc. and Constellation Operating
          Services, Inc.
10.25*    Stock Purchase Agreement dated as of September 29, 2000
          between Columbia Energy Group and Orion Power Holdings, Inc.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.26*    Gas Tolling Agreement dated as of September 21, 2000 between
          Orion Powers Holdings, Inc. and Constellation Power Source,
          Inc.
10.27*    Form of Agreement among Orion Powers Holdings, Inc. and the
          Goldman Shareholders named therein.
10.28*    Form of Agreement among Orion Powers Holdings, Inc. and the
          Shareholders named therein.
10.29**   Employment Agreement dated as of December 12, 2000, between
          Orion Power Holdings, Inc. and Dr. Michael Gluckman.
10.30**   Master Agreement dated as of July 31, 2000 between Liberty
          Electric Power, LLC, Liberty Electric PA, LLC, the
          Institutional Lenders named therein, and The Chase Manhattan
          Bank as Administrative Agent.
10.31**   Credit Agreement dated as of July 31, 2000 between Liberty
          Electric PA, LLC, the Bank Lenders named therein, and the
          Chase Manhattan Bank as Administrative Agent.
10.32**   Note Purchase Agreement dated as of July 31, 2000 between
          Liberty Electric PA, LLC and the Institutional Lenders named therein.
10.33***  Amendment No. 4 to Amended and Restated Credit Agreement
          dated as of December 15, 2000, between Orion Power MidWest,
          L.P., Banc of America Securities LLC, Goldman Sachs Credit
          Partners L.P., Paribas, Deutsche Bank Securities Inc., Bank
          of America, N.A., Deutsche Bank AG New York Branch, and the
          Lenders named therein.
12.1***   Statement regarding computation of ratios of earnings to
          fixed charges.
21.1**    Subsidiaries Schedule.
23.1      Consent of Stroock & Stroock & Lavan LLP (included in
          Exhibit 5.1).
23.2***   Consent of Arthur Andersen LLP.
24.1***   Power of Attorney (included in signature page).
25.1      Form T-1.


---------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-44118).

** Incorporated by reference to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-57110).


***  Previously filed.


     (b) Financial Statement Schedules.

     All other financial statement schedules have been omitted because they are not required, not applicable or the information to be included in the financial statement schedules is included in the Consolidated Financial Statements or the notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on May 31, 2001.


                                          ORION POWER HOLDINGS, INC.

                                          By: /s/ JACK A. FUSCO
                                            ------------------------------------
                                            Jack A. Fusco
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated below and as of the dates indicated.


SIGNATURE                                              TITLE                        DATE
---------                                              -----                        ----
/s/ JACK A. FUSCO                      Chief Executive Officer, President       May 31, 2001
-------------------------------------    and Director (Principal Executive
Jack A. Fusco                            Officer)

/s/ SCOTT B. HELM                      Executive Vice President and Chief       May 31, 2001
-------------------------------------    Financial Officer (Principal
Scott B. Helm                            Financial and Accounting Officer)

*                                      Chairman of the Board of Directors       May 31, 2001
-------------------------------------
Frederic V. Salerno

*                                      Director                                 May 31, 2001
-------------------------------------
Edward A. Crooke

*                                      Director                                 May 31, 2001
-------------------------------------
Richard A. Friedman

*                                      Director                                 May 31, 2001
-------------------------------------
Tsutomu Kajita

*                                      Director                                 May 31, 2001
-------------------------------------
Douglas F. Londal

*                                      Director                                 May 31, 2001
-------------------------------------
Cheryl Mills

*                                      Director                                 May 31, 2001
-------------------------------------
Vincent Tese

*                                      Director                                 May 31, 2001
-------------------------------------
Terence M. O'Toole


*By: /s/ W. THADDEUS MILLER
     ------------------------------------------
     W. Thaddeus Miller
     As Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.1     Form of Common Stock Underwriting Agreement
  1.2     Form of Convertible Notes Underwriting Agreement
  3.1*    Certificate of Incorporation, as amended.
  3.2*    Bylaws, as amended.
  4.1*    Indenture, dated as of April 27, 2000 between Orion Power
          Holdings, Inc. and Wilmington Trust Company.
  4.2*    Amended and Restated Registration Rights Agreement, dated
          April 26, 2000, by and among Orion Power Holdings, Inc., GS
          Capital Partners II, L.P. (and certain affiliates),
          Constellation Enterprises, Inc., Constellation Operating
          Services, Inc., certain affiliates of Mitsubishi Corporation and Tokyo Electric Power Company International B.V.
  4.3*    Rights Agreement dated as of November 1, 2000 between Orion
          Power Holdings, Inc. and LaSalle Bank National Association,
          as Rights Agent.
  4.4*    Exchange and Registration Rights Agreement dated as of April
          27, 2000 by and among Orion Power Holdings, Inc. and the
          purchasers of the 12% senior notes due 2010.
  4.5     Form of Indenture, including form of convertible note.
  5.1     Opinion of Stroock & Stroock & Lavan LLP.
 10.1*    Credit Agreement, dated as of July 28, 1999, by and among
          Orion Power New York, L.P., Bank of America Securities LLC,
          Paribas, and the other financial institutions who are
          signatories to the agreement.
 10.2**   Amended and Restated Credit Agreement dated as of December
          15, 2000, between Orion Power MidWest, L.P., Banc of America
          Securities LLC, Goldman Sachs Credit Partners L.P., Paribas,
          Deutsche Bank Securities Inc., Bank of America, N.A.,
          Deutsche Bank AG New York Branch, and the Lenders named
          therein.
 10.3*    Credit Agreement, dated as of July 27, 2000, by and among
          Orion Power Holdings, Inc., Fleet National Bank, Union Bank
          of California, N.A. and the other financial institutions who are signatories to the agreement.
 10.4*    Asset Purchase Agreement, dated as of March 2, 1999, between
          Astoria Generating Company, L.P. and Consolidated Edison
          Company of New York, Inc., relating to the acquisition of
          the assets located in New York City.
 10.5*    Asset Purchase Agreement, dated December 2, 1998, between
          Erie Boulevard Hydropower, L.P. and Niagara Mohawk Power
          Generating Company, L.P., relating to the acquisition of the
          Hydro Assets.
 10.6*    Asset Purchase Agreement, dated as of September 24, 1999
          between the Company, Duquesne Light Company, First Energy
          Corporation and the other parties named therein.
 10.7*    Asset Purchase Agreement, dated as of June 23, 1998, between
          Carr Street Generating, L.P. and East Syracuse Generating
          Company, relating to the acquisition of the Carr Street
          Generating Station.
 10.8*    Transition Capacity Agreement, dated as of July 1, 1999,
          between Astoria Generating Company, L.P. and Consolidated
          Edison Company of New York, Inc.
 10.9*    Provider of Last Resort Agreement, dated as of September 24,
          1999, between Duquesne Light Company and Orion Power
          Holdings, Inc.
 10.10*   Transition Power Purchase Agreement, dated as of February 4,
          1999, between Niagara Mohawk Power Corporation and Erie
          Boulevard Hydropower, L.P.
 10.11*   Capacity Sale and Tolling Agreement, dated as of November
          19, 1998, between Carr Street Generating Station, L.P. and
          Constellation Power Source, Inc.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 10.12*   Strategic Alliance Agreement, dated as of March 10, 1998,
          between Orion Power Holdings, Inc. and Constellation Power
          Source, Inc.
 10.13*   Non-Competition Agreement, dated as of March 10, 1998,
          between Orion Power Holdings, Inc., Baltimore Gas and
          Electric Company and Constellation Power, Inc.
 10.14*   Non-Competition Agreement, dated as of November 5, 1999,
          between Orion Power Holdings, Inc. and Mitsubishi
          Corporation.
 10.15*   Non-Competition Agreement, dated as of November 5, 1999,
          between Orion Power Holdings, Inc. and Tokyo Electric Power
          Company International B.V.
 10.16*   Form of Amended and Restated Employment Agreement between
          Orion Power Holdings, Inc. and Jack A. Fusco.
 10.17*   Form of Amended and Restated Employment Agreement between
          Orion Power Holdings, Inc. and Scott B. Helm.
 10.18*   Form of Amended and Restated Employment Agreement between
          Orion Power Holdings, Inc. and W. Thaddeus Miller.
 10.19*   Form of Employment Agreement between Orion Power Holdings,
          Inc. and E. Thomas Webb.
 10.20*   Third Amended and Restated Stockholders' Agreement, dated as of April 26, 2000, by and among Orion Power Holdings, Inc.,
          GS Capital Partners II, L.P. (and certain affiliates),
          Constellation Enterprises, Inc. (and certain affiliates),
          certain affiliates of Mitsubishi Corporation and Tokyo
          Electric Power Company International B.V.
 10.21*   Agency Agreement, dated as of April 28, 2000, by and between
          Orion Power MidWest, L.P., Orion Power Holdings, Inc. and
          Constellation Power Source, Inc.
 10.22*   Investor Rights Agreement dated as of April 5, 2000 between
          Orion Power Holdings, Inc., Frederic V. Salerno and the
          existing stockholders named therein.
 10.23*   Agreement dated as of April 5, 2000 between Orion Powers
          Holdings, Inc. and Frederic V. Salerno.
 10.24*   Stock Purchase Agreement dated as of April 26, 2000 between
          Orion Powers Holdings, Inc. and Constellation Operating
          Services, Inc.
 10.25*   Stock Purchase Agreement dated as of September 29, 2000
          between Columbia Energy Group and Orion Power Holdings, Inc.
 10.26*   Gas Tolling Agreement dated as of September 21, 2000 between
          Orion Powers Holdings, Inc. and Constellation Power Source,
          Inc.
 10.27*   Form of Agreement among Orion Powers Holdings, Inc. and the
          Goldman Shareholders named therein.
 10.28*   Form of Agreement among Orion Powers Holdings, Inc. and the
          Shareholders named therein.
10.29**   Employment Agreement dated as of December 12, 2000, between
          Orion Power Holdings, Inc. and Dr. Michael Gluckman.
10.30**   Master Agreement dated as of July 31, 2000 between Liberty
          Electric Power, LLC, Liberty Electric PA, LLC, the
          Institutional Lenders named therein, and The Chase Manhattan
          Bank as Administrative Agent.
10.31**   Credit Agreement dated as of July 31, 2000 between Liberty
          Electric PA, LLC, the Bank Lenders named therein, and the
          Chase Manhattan Bank as Administrative Agent.
10.32**   Note Purchase Agreement dated as of July 31, 2000 between
          Liberty Electric PA, LLC and the Institutional Lenders named therein.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
10.33***  Amendment No. 4 to Amended and Restated Credit Agreement
          dated as of December 15, 2000, between Orion Power MidWest,
          L.P., Banc of America Securities LLC, Goldman Sachs Credit
          Partners L.P., Paribas, Deutsche Bank Securities Inc., Bank
          of America, N.A., Deutsche Bank AG New York Branch, and the
          Lenders named therein.
12.1***   Statement regarding computation of ratios of earnings to
          fixed charges.
 21.1**   Subsidiaries Schedule.
 23.1     Consent of Stroock & Stroock & Lavan LLP (included in
          Exhibit 5.1).
23.2***   Consent of Arthur Andersen LLP.
24.1***   Power of Attorney (included in signature page).
 25.1     Form T-1.


---------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-44118).

** Incorporated by reference to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-57110).


***  Previously filed.